UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2005

GlycoGenesys, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-26476	33-0231238
(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 422-0674

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On March 21, 2005, GlycoGenesys, Inc. (the “Company”) and Glenmere Clinical Research, Inc. (“Glenmere”) mutually agreed to terminate their master services agreement under which Glenmere provided clinical site management, medical and safety monitoring and data management services for the Company’s current Phase I dose escalation solid tumor trial. A copy of this agreement was filed as Exhibit 10.1 to the Company’s Report on Form 10-Q for the quarter ended March 31, 2004. The master services agreement will terminate on March 31, 2005. Until March 31, 2005, Glenmere will transition its responsibilities under the master services agreement to the Company or its designated consultants and clinical research services providers. The master services agreement was terminated as the Company does not require the services of Glenmere.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2005	By:	/s/ Bradley J Carver
Bradley J Carver
President and Chief Executive Officer